EXHIBIT 2

                              AMENDMENT NO. 1 TO
                           ASSET PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of June 30, 2003, by and among Educate Operating Company, LLC, a Delaware limited liability company ("Purchaser"), Apollo Sylvan, LLC, a Delaware limited liability company ("Apollo Sylvan"), Apollo Sylvan II, LLC, a Delaware limited liability company ("Apollo Sylvan II" and together with Apollo Sylvan, "Parent"), Educate, Inc., a Delaware corporation ("Holdings"), Sylvan Learning Systems, Inc., a Maryland corporation ("Sylvan"), Sylvan Ventures, L.L.C., a Delaware limited liability company ("Ventures" and, together with Sylvan, the "Sellers"), and Apollo Management IV, L.P., a Delaware limited partnership ("Apollo IV"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in that certain Asset Purchase Agreement, dated as of March 10, 2003, by and among Purchaser, Parent, Holdings, Sellers and Apollo IV (the "Agreement").

         WHEREAS, Purchaser, Parent, Holdings, Sellers, and Apollo IV desire to amend the Agreement on the terms set forth in this Amendment; and

         WHEREAS, in accordance with Section 11.2 of the Agreement, Purchaser, Parent, Holdings, Sellers, and Apollo IV have agreed to amend certain provisions of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  AMENDMENTS

         1. Amendment to First Recital of the Agreement. The first recital of the Agreement is hereby amended and restated in its entirety as follows:

               WHEREAS, Sylvan desires to sell and Parent, Holdings and Purchaser desire to purchase the assets composing Sylvan's K-12 educational business, including the assets owned by Educate Group, LLC, a Delaware limited liability company ("Educate Group"), SLC California, LLC, a Delaware limited liability company ("SLC California") and the German Subsidiaries (collectively, the "K-12 Business");

         2. Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended to add the words ", Annex B and Annex C" after the words "Annex A" and before the word "hereto" in the last sentence thereof.

         3. Amendment to Section 2.2 of the Agreement.

         (a) Section 2.2(u) shall be amended by deleting the word "and" at the end of such section.

         (b) Section 2.2(v) shall be amended by deleting the period at the end of such section and replacing it with "; and".

         (c) A new Section 2.2(w) shall be added which shall read as follows:

                      "(w) an executed Contribution Agreement in the form
               attached hereto as Exhibit P."

         4. Amendment to Section 3.5(iii) of the Agreement. Section 3.5(iii) of the Agreement is hereby amended to add the words ", except for Educate Group and SLC California," before the words "is duly qualified" at the beginning thereof.

         5. Amendment to Section 3.13 of the Agreement. Section 3.13 of the Agreement is hereby amended to add the words ", Annex B and Annex C" after the words "Annex A" and before the word "hereto" in the last sentence thereof.

         6. Amendment to Section 5.8 of the Agreement. Section 5.8 of the Agreement is hereby amended to add the words ", the Contribution Agreement" after the words "this Agreement" and before the words "or any of the other Transactions" in the last sentence thereof.

         7. Amendment to Section 6.2(d) of the Agreement. Section 6.2(d) of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu therefor the following:

                      "(d) Contribution Agreement. Sylvan, Educate Group and
               SLC California shall have executed the Contribution Agreement."

         8. Amendment to Section 9.1 of the Agreement. Section 9.1 of the Agreement is hereby amended by adding a new subsection (e) which shall read as follows:

                      "(e) Notwithstanding anything to the contrary in any
               assignment from Sylvan to a Purchaser Indemnified Person with respect to a Lease of Leased Real Property in which the effective date of the Purchaser Indemnified Person's assumption of obligations thereunder includes matters arising prior to the Closing Date, the parties hereby acknowledge and agree that (1) such Purchaser Indemnified Person is only responsible for the obligations of the tenant under such Lease to the extent arising from and after the Closing Date and (2) any Purchaser Losses with respect to action or inaction of Sylvan arising prior to the Closing Date constitute Purchaser Losses governed by the terms, conditions and limitations of this Article IX."

         9. Amendment to Section 10.1 of the Agreement.

         (a) Section 10.1 of the Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order as follows:

                      "California Tangible Target Assets" shall mean all of
               the tangible property and personal assets used in the Sylvan Learning Centers division of the K-12 Business of every kind, nature and description, located in the state of California, which is owned or leased by SLC California for the purpose of conducting, or used in, the Sylvan Learning Centers division of the K-12 Business. SLC California Tangible Target Assets shall include, without limitation, the assets identified on Annex C.

                      "Contribution Agreement" shall mean that certain
               Contribution Agreement, by and among Sylvan, Educate Group and SLC California, whereby Sylvan will contribute (i) all of the California Tangible Target Assets to SLC California and (ii) all of the Non-California Tangible Target Assets to Educate Group, in the form attached as Exhibit P hereto.

                      "Educate Group" shall have the meaning set forth in the
               recitals.

                      "Non-California Tangible Target Assets" shall mean all
               of the tangible property and personal assets used in the Sylvan Learning Centers division of the K-12 Business of every kind, nature and description, located outside of the state of California, and all of the tangible property and personal assets used in the Sylvan Education Solutions division of the K-12 Business of every kind, nature and description, wherever situated, which is owned or leased by Educate Group for the purpose of conducting, or used in, the Sylvan Learning Centers division and the Sylvan Education Solutions division of the K-12 Business. Non-California Tangible Target Assets shall include, without limitation, the assets identified on Annex B.

                      "SLC California" shall have the meaning set forth in the
               recitals.

                      "Sylvan Intangible Target Assets" shall mean all of the
               Intellectual Property held or owned by Sylvan in connection with the K-12 Business. Sylvan Intangible Target Assets shall include, without limitation, the assets identified on Annex A.

                      "Sylvan Tangible Target Assets" shall mean the
               California Tangible Target Assets and the Non-California Tangible Target Assets.

         (b) The definition of "Sylvan Target Assets" in Section 10.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                      "Sylvan Target Assets" shall mean the Sylvan Tangible
               Target Assets and the Sylvan Intangible Target Assets, including all the issued and outstanding equity interests of the Target Subsidiaries held by Sylvan and all of Sylvan's Tuition Portfolio Assets, but does not include any Excluded Sylvan Assets.

         (c) The definition of "Target Subsidiary" in Section 10.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                      "Target Subsidiary" shall mean the German Subsidiaries,
               Educate Group, SLC California, Connections Academy and eSylvan.

         10. Amendment to Exhibits to the Agreement.

         (a) Exhibit A to the Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.

         (b) Exhibit C to the Agreement shall be deleted in its entirety and replaced with Exhibit B attached hereto.

         (c) The Exhibits to the Agreement are hereby supplemented by adding Exhibit C attached hereto as Exhibit P to the Agreement.

         11. Amendment to Annexes to the Agreement.

         (a) Annex A to the Agreement shall be deleted in its entirety and replaced with Exhibit D attached hereto.

         (b) The Annexes to the Agreement are hereby supplemented by adding Exhibits E and F attached hereto as Annexes B and C to the Agreement.

                                  ARTICLE II
                                    WAIVER

         Subject to the terms and conditions hereof, each of Purchaser, Parent and Holdings hereby waive Section 5.8 of the Agreement solely to permit Sylvan to contribute the Sylvan Tangible Targets Assets to Educate Group and SLC California pursuant to the terms of the Contribution Agreement and to permit any other transactions contemplated by the Contribution Agreement.

                                  ARTICLE III
                                 MISCELLANEOUS

         1. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Agreement shall remain in full force and effect and all references in the Agreement shall be deemed to refer to and mean the Agreement, as amended by this Amendment.

         2. Entire Agreement. The Agreement, as amended by this Amendment, and the Confidentiality Agreement (as such term is defined in the Agreement) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer upon any Person (as such term is defined in the Agreement) other than the parties hereto and thereto any rights or remedies hereunder.

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Laws.

         4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Each party hereto shall become bound by this Amendment immediately upon affixing its signature hereto.

         5. Headings. The headings of the sections and paragraphs of this Amendment have been inserted for convenience of reference only and do not constitute a part of this Amendment.

         6. Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7. Further Assurances. The parties hereto shall execute such other documents and take such further actions as may be required or useful to carry out the purposes hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed and delivered by its duly authorized officer as of the date first above written.


                                         EDUCATE, INC.


                                         By: /s/ Aaron Stone
                                             -----------------------------
                                         Name:   Aaron Stone
                                         Title:  Vice President


                                         EDUCATE OPERATING COMPANY, LLC


                                         By:   /s/ Aaron Stone
                                               ---------------------------
                                         Name:   Aaron Stone
                                         Title:  Vice President


                                         APOLLO SYLVAN, LLC


                                         By:    /s/ Aaron Stone
                                                ---------------------------
                                         Name:   Aaron Stone
                                         Title:  Vice President


                                         APOLLO SYLVAN II, LLC


                                         By: /s/ Aaron Stone
                                             ------------------------------
                                         Name:   Aaron Stone
                                         Title:  Vice President


                                         SYLVAN LEARNING SYSTEMS, INC.


                                         By:  /s/ Sean R. Creamer
                                              -----------------------------
                                         Name:   Sean R. Creamer
                                         Title:  Senior Vice President
                                                 and Chief Financial Officer


                                         SYLVAN VENTURES, LLC


                                         By:  /s/ B. Lee McGee
                                              -----------------------------
                                         Name:   B. Lee McGee
                                         Title:  Chief Financial Officer


                                         APOLLO MANAGEMENT IV, L.P.
                                         a Delaware limited partnership,


                                         By:  AIF IV Management, Inc.
                                              a Delaware corporation,
                                              its General Partner


                                              By:   /s/ Laurence Berg
                                                    --------------------------
                                              Name:  Laurence Berg
                                              Title: Vice President

                                                                     EXHIBIT A
                                           ASSIGNMENT AND ASSUMPTION AGREEMENT
                                           -----------------------------------

                        SYLVAN LEARNING SYSTEMS, INC.

                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------

         This Assignment and Assumption Agreement (this "Assignment") is made as of June 30, 2003, by and between Educate Operating Company, LLC, a Delaware limited liability company ("Assignee"), and Sylvan Learning Systems, Inc., a Maryland corporation ("Assignor"), pursuant to an Asset Purchase Agreement, dated as of March 10, 2003, by and among Assignee, Apollo Sylvan, LLC, a Delaware limited liability company, Apollo Sylvan II, LLC, a Delaware limited liability company, Educate, Inc., a Delaware corporation, Sylvan Ventures, L.L.C., a Delaware limited liability company, and Assignor, as amended by Amendment No. 1 thereto, dated as of June 30, 2003 (the "Asset Purchase Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Asset Purchase Agreement.

         Pursuant to the Asset Purchase Agreement, Assignor has agreed to sell, and Assignee has agreed to purchase, the assets comprising Assignor's K-12 Business, including the assets owned by any Target Subsidiary. In consideration of the sale by Assignor to Assignee of the K-12 Business and pursuant to the terms and conditions of the Asset Purchase Agreement, the parties hereby agree as follows:

         (1) Assignor hereby unconditionally and irrevocably transfers and assigns all of the rights and benefits under the Leases, contracts and agreements used in the K-12 Business, whether owned by Assignor or any Target Subsidiary, including, but not limited to, those identified on Annexes B and C of the Asset Purchase Agreement, and all of the intangible rights and assets of Assignor of every kind, nature and description, including going concern value, goodwill and Intellectual Property, held or owned by Sylvan in connection with the K-12 Business, including, without limitation, the going concern value, goodwill and Intellectual Property set forth on Annex A of the Asset Purchase Agreement, but excluding any Excluded Sylvan Assets.

         (2) Assignee hereby accepts the foregoing assignment and assumes the Assumed Liabilities.

         (3) This assumption by Assignee of certain obligations of Assignor shall not be construed to defeat, impair or limit in any way any rights or remedies of Assignee to contest or dispute the validity or amount thereof. Nothing contained in this instrument shall require Assignee to pay, perform or discharge any liability, debt or obligation so long as Assignee in good faith contests or causes to be contested the amount or validity thereof.

         (4) Nothing in this Assignment, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Assignor and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Assignor and its successors and assigns.

         (5) This Assignment shall take effect as of the Closing.

         (6) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

         For the consideration aforesaid, Assignee, for itself and its successors and assigns, has covenanted, and by this Assignment does covenant, with Assignor, its successors and assigns, that Assignee and its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments which Assignor may reasonably request in order to more fully effectuate the assumption of liabilities provided for in this Assignment.

         IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by the duly authorized officers of Assignor and Assignee as of the date first written above.


                                   ASSIGNOR

                                   Sylvan Learning Systems, Inc.



                                   By:
                                      -------------------------------------
                                   Name:   Sean R. Creamer
                                   Title:  Senior Vice President and Chief
                                           Financial Officer


                                   ASSIGNEE

                                   Educate Operating Company, LLC


                                   By:
                                      -------------------------------------
                                   Name:   Aaron Stone
                                   Title:  Vice President

                                                                     EXHIBIT B
                              BILL OF SALE FOR SYLVAN INTANGIBLE TARGET ASSETS
                              ------------------------------------------------

                        SYLVAN LEARNING SYSTEMS, INC.

                                BILL OF SALE
                                ------------


         This Bill of Sale ("Bill of Sale") is made, executed and delivered as of June 30, 2003, by Sylvan Learning Systems, Inc., a Maryland corporation (herein called the "Grantor"), to Educate Operating Company, LLC, a Delaware limited liability company (herein called the "Grantee"). Capitalized terms used and not defined in this Bill of Sale have the meanings set forth or referred to in an Asset Purchase Agreement, dated as of March 10, 2003, by and among Grantee, Educate, Inc., a Delaware corporation, Apollo Sylvan, LLC, a Delaware limited liability company, Apollo Sylvan II, LLC, a Delaware limited liability company, Grantor and Sylvan Ventures, L.L.C., a Delaware limited liability company, as amended by Amendment No. 1 thereto, dated as of June 30, 2003 (the "Asset Purchase Agreement").

                            W I T N E S S E T H :

         WHEREAS, the Asset Purchase Agreement provides for, among other things, the transfer and sale by Grantor to Grantee of all of the assets composing the K-12 Business, subject to the terms and conditions provided in the Asset Purchase Agreement; and

         WHEREAS, all of the terms and conditions precedent provided in the Asset Purchase Agreement have been met and performed by the respective parties thereto, and the parties now desire to carry out, in part, the intent and purpose of the Asset Purchase Agreement by Grantor's execution and delivery to Grantee of this instrument evidencing the vesting in Grantee of all of the properties, assets, rights, goodwill and business of Grantor hereinafter described.

         NOW, THEREFORE, in consideration of the premises and of other valuable consideration to Grantor in hand paid by Grantee, at or before the execution and delivery hereof, the receipt and sufficiency of which by Grantor is hereby acknowledged, Grantor has conveyed, granted, bargained, sold, transferred, set over, assigned, alienated, remised, released, delivered and confirmed; and by this Bill of Sale does convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Grantee, its successors and assigns forever, all of the property, assets, goodwill and business as a going concern of every kind, nature and description, real, personal or mixed, tangible or intangible, wherever situated, which is owned or leased by Grantor for the purpose of conducting, or used in, the K-12 Business including, without limitation, all the issued and outstanding equity interests of the Target Subsidiaries owned by Grantor, all of Grantor's Tuition Portfolio Assets and the assets identified on the Annexes to the Asset Purchase Agreement as Sylvan Intangible Target Assets, but does not include any Excluded Sylvan Assets.

         Grantor hereby covenants that, from time to time after the delivery of this instrument, at Grantee's request and without further consideration, Grantor will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Grantee, and to put Grantee in possession of, any of the Sylvan Target Assets.

         Grantor further covenants that the agreements herein contained shall be binding upon its successors and assigns and shall inure to the benefit of, and be enforceable by, the respective successors and assigns of Grantee.

         This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

         IN WITNESS WHEREOF, as of the date first written above, this Bill of Sale has been duly executed and delivered by the duly authorized officer of Grantor and acknowledged and accepted by the duly authorized officer of Grantee.



Delivered by:                           GRANTOR

                                        Sylvan Learning Systems, Inc.



                                        By:
                                           -------------------------------------
                                           Name:   Sean R. Creamer
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer

Acknowledged and accepted by:           GRANTEE

                                        Educate Operating Company, LLC



                                        By:
                                           -------------------------------------
                                        Name:  Aaron Stone
                                               Title: Vice President

                                                                   EXHIBIT C
                                                      CONTRIBUTION AGREEMENT
                                                      ----------------------

                           CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of June 30, 2003, among Sylvan Learning Systems, Inc., a Maryland corporation ("Sylvan"), Educate Group, LLC, a Delaware limited liability company ("Educate Group"), and SLC California, LLC, a Delaware limited liability company ("SLC California"). Reference is made to that certain Asset Purchase Agreement, dated as of March 10, 2003, by and among Educate Operating Company, LLC, a Delaware limited liability company, Apollo Sylvan, LLC, a Delaware limited liability company, Apollo Sylvan II, LLC, a Delaware limited liability company, Educate, Inc., a Delaware corporation, Sylvan Ventures, L.L.C., a Delaware limited liability company, Sylvan, and Apollo Management IV, L.P., a Delaware limited partnership, as amended by Amendment No. 1 thereto, dated as of June 30, 2003 (the "Asset Purchase Agreement").

                                 WITNESSETH

         WHEREAS, pursuant to the terms and conditions set forth herein, Sylvan desires to contribute, assign, transfer, convey and deliver to SLC California all of the tangible property and personal assets used in the Sylvan Learning Centers division of Sylvan's K-12 business of every kind, nature and description, located in the state of California, which is owned or leased by Sylvan for the purpose of conducting, or used in, the Sylvan Learning Centers division of Sylvan's K-12 business, including, without limitation, the assets identified on Exhibit A hereto (the "California Assets"), and SLC California desires to acquire and accept the California Assets from Sylvan; and

         WHEREAS, pursuant to the terms and conditions set forth herein, Sylvan desires to contribute, assign, transfer, convey and deliver to Educate Group (i) all of the tangible property and personal assets used in the Sylvan Learning Centers division of Sylvan's K-12 business of every kind, nature and description, located outside of the state of California, which is owned or leased by Sylvan for the purpose of conducting, or used in, the Sylvan Learning Centers division of Sylvan's K-12 business and (ii) all of the tangible property and personal assets used in the Sylvan Education Solutions division of Sylvan's K-12 business of every kind, nature and description, wherever situated, which is owned or leased by Sylvan for the purpose of conducting, or used in, the Sylvan Education Solutions division of Sylvan's K-12 business, including, without limitation, the assets identified on Exhibit B hereto (the "Non-California Assets" and together with the California Assets, the "Assets"), and Educate Group desires to acquire and accept the Non-California Assets from Sylvan.

         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms set forth herein, the parties hereby agree as follows:

         1. The Contribution.

         (a) Subject to the terms and conditions of this Agreement, Sylvan hereby contributes, assigns, transfers, conveys and delivers to SLC California the California Assets, free and clear of any and all encumbrances, liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever ("Encumbrances"), except for the Encumbrances specifically to be assumed by SLC California pursuant to Exhibit A hereto. Sylvan and SLC California shall execute and deliver all such documents and instruments as may be necessary in order to effect the contribution, assignment, transfer, conveyance and delivery to SLC California of the California Assets pursuant to this Section 1(a). SLC California hereby acknowledges receipt of the California Assets.

         (b) Subject to the terms and conditions of this Agreement, Sylvan hereby contributes, assigns, transfers, conveys and delivers to Educate Group the Non-California Assets, free and clear of any and all Encumbrances, except for the Encumbrances specifically to be assumed by Educate Group pursuant to Exhibit B hereto. Sylvan and Educate Group shall execute and deliver all such documents and instruments as may be necessary in order to effect the contribution, assignment, transfer, conveyance and delivery to Educate Group of the Non-California Assets pursuant to this Section 1(b). Educate Group hereby acknowledges receipt of the Non-California Assets.

         2. Miscellaneous.

         (a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         (b) Waiver. Any term of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party hereto waiving such term. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         (c) Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

         (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (e) Termination. This Agreement may be terminated by the mutual written consent of all of the parties hereto.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         (h) Entire Agreement; No Third Party Beneficiaries. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer any rights or remedies upon any person other than the parties hereto.

         (i) Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.


                                  SYLVAN LEARNING SYSTEMS, INC.


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



EDUCATE GROUP, LLC


By: ---------------------------------
    Name:
    Title:


SLC CALIFORNIA, LLC


By: ---------------------------------
    Name:
    Title:

                                                                   EXHIBIT D
                            SYLVAN INTANGIBLE TARGET ASSETS AND ENCUMBRANCES
                            ------------------------------------------------


1.       Intellectual Property:

         a. Patents listed in Part 3.23(a)(i) of the Disclosure Schedule.

         b. Trademarks listed in Part 3.23(a)(iii) of the Disclosure Schedule.

         c. Domain Names listed in Part 3.23(a)(iii) of the Disclosur Schedule.

         d. Copyrights listed in Part 3.23(a)(iv) of the Disclosure Schedule.

         e. Software - including development software listed in Part 3.23(a)(v) of the Disclosure Schedule.

2.       Assumed Contracts (see attached list).

3.       SES Contracts (see attached list).

4. SLC Franchise Contracts (hard copy of list of contracts have been provided under separate cover).

5.       Leases to Properties listed in Part 3.14(a)(i)-(vi) of the Disclosure
         Schedule.

6.       All Goodwill related to the K-12 Business.

ENCUMBRANCES TO ASSETS

1. NationsBank, N.A. holds a security interest in the trademarks listed below pursuant to a Security Agreement recorded on June 12, 1996. A release of the security interests will be provided by date of closing.

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|   Serial No.       Reg. No.      Mark
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|   ----------       -------       -----------------------------------------
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|   73-453587        1303186       SYLVAN LEARNING CENTER
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|   73-495514        1331327       oooooooooo
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|   73-496345        1330154       SYLVAN LEARNING CENTER
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|   73-578943        1410891       SYLVAN
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|   73-578945        1407999       JUMP START
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|   73-631346        1572468       oooooooooo
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|   73-745303        1532383       SYLVAN CLEAR WRITING
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|   73-759922        1567595       HELPING KIDS DO BETTER
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|   74-047824        1666123       SYLVAN LEARNING CENTERS
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|   74-155572                      oooooooooo
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|   74-155607        1786045       SYLVAN LEARNING SYSTEMS
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|   74-155608                      SYLVAN LEARNING CENTERS
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|   74-252356        1812607       SYLVAN STUDY POWER
----------------------------------------------------------------------------
|   74-260047        1748959       SYLVAN TECHNOLOGY CENTERS
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|   74-260049        1747505       SYLVAN TECHNOLOGY CENTER
----------------------------------------------------------------------------
|   74-282984                      VOICES FROM THE CLASSROOM
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|   74-420753        1835776       SYLVAN AT WORK
----------------------------------------------------------------------------

                                                                   EXHIBIT E
                      NON-CALIFORNIA TANGIBLE TARGET ASSETS AND ENCUMBRANCES
                      ------------------------------------------------------


1. Balance Sheet Assets (see Part 3.7 of the Disclosure Schedule), excluding such assets within the State of California.

2. Addition to Annex B and C - Educate Inc 5-31-03 Asset Detail, excluding such assets within the State of California.

3. Furniture - All furniture on the attached list or located at 1000 Lancaster Street used, on and as of the Closing Date, by the employees of Sylvan primarily in the Targeted Businesses, or otherwise necessary to the conduct of the Targeted Business by Purchaser and its Affiliates.

4. Leasehold Improvements - Fleet Street - All tenant improvements located within the space subleased by the Purchaser pursuant to the Sublease for 1001 Fleet Street.

ENCUMBRANCES TO ASSETS - The following encumbrances to the extent they are not located in the state of California:

1. Pursuant to the Settlement Agreement (the "Agreement") entered into June 29, 2001 between WRC media, Inc. and it's affiliates (collectively "WRC Affiliates") and Sylvan Learning Systems, Inc. ("Sylvan"), Sylvan is committed to make two remaining payments of $135,714 and $135,716 on March 31, 2003 and June 30, 2003, into the
         Cash Account established under the settlement terms. Sylvan made the March 31, 2003 payment and Educate, Inc. will make the June 30, 2003 payment. Effective upon the Closing Date, Educate, Inc. shall assume all rights and obligations under the terms of the Agreement, including, but not limited to the terms of the Minimum Purchase Agreement appended to the Agreement.

2. Purchase of Fair Oaks, CA Sylvan Learning Center -- Pursuant to an Agreement for Purchase of Territory and Assets of Operating Sylvan Learning Center from Frank A. and Judith R. Wolfe dated July 1, 2002, Sylvan owes a third and final payment in the amount of $212,500 which is due July 1, 2003. In a simultaneous transaction, Sylvan sold this center to MLS Education, Inc., which owes Sylvan the amount of $212,500 on July 1, 2003.

3. Purchase of Chelmsford, MA Sylvan Learning Center -- Pursuant to an Agreement for Purchase of Territory and Assets of Operating Sylvan Learning Center from Chelmsford Sylvan Learning Center, Inc. dated January 8, 2003, Sylvan owes $306,653.13, payable in monthly installments due on the first of each month in the amount of $8,518.14. To date, two payments totaling $17,036.28 have been made, leaving a balance due of $289,616.85, payable by January 1, 2006. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in all equipment, machinery, fixtures, inventory and accounts receivable of the Chelmsford Center business.

4. Purchase of Vista, CA Sylvan Learning Center -- Pursuant to an Agreement for Purchase of Territory and Assets of Operating Sylvan Learning Center from Mayer Hecht dated September 30, 2002, Sylvan owes a principal amount of $300,000, plus interest at the rate of 7% per annum, payable in monthly installments of $3,483.26 due on the last day of each month. To date five payments totaling $17,416.30 have been made. Final payment is due September 30, 2012. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in all furniture, fixtures, and equipment used in connection with the Vista Center business, including the franchise agreement and territory.

5. Purchase of Merrimack, NH Sylvan Learning Center - Pursuant to an Acquisition Agreement for the Purchase of Certain Assets of Operating Sylvan Learning Center from Maine Educational Learning Systems, Inc., expected to close June 19, 2003, Sylvan owes a principal amount of $275,000.00, plus interest at Prime Rate (adjusted quarterly), payable in monthly principal installments of $4,583.34 plus accrued unpaid interest due on the same day of each month through June 2008. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in all property and general intangibles (including all payment intangibles) that are part of the "Business" as defined in the Agreement.

6. Purchase of South Portland, ME and Augusta, ME Sylvan Learning Centers - Pursuant to an Acquisition Agreement for the Purchase of Certain Assets of Operating Sylvan Learning Center from Maine Educational Learning Systems, Inc., expected to close June 19, 2003, Sylvan owes a principal amount of $375,000.00, plus interest at Prime Rate (adjusted quarterly), payable in monthly principal installments of $3,750.00 plus accrued unpaid interest due on the same day of each month through June 2008. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in letter of credit rights for a letter of credit to be issued by Educate, Inc. Sylvan anticipates closing the sale of these centers to MW Educational Services, Inc., which will make a Promissory Note to Sylvan in the principal amount of $375,000.00 plus interest with a maturity date of July 15, 2008. Principal amounts are estimates subject to adjustment at closing.

7. In connection with the above transaction, Sylvan has made a Guaranty of Lease for the Sylvan Learning Center premises at 20 Atlantic Place, South Portland, Maine. The lease and the Guaranty expire on January 7, 2005.

                                                                   EXHIBIT F
                          CALIFORNIA TANGIBLE TARGET ASSETS AND ENCUMBRANCES
                          --------------------------------------------------


1. Balance Sheet Assets (see Part 3.7 of the Disclosure Schedule) located within the State of California.

2. Addition to Annex B and C - Educate Inc 5-31-03 Asset Detail located within the State of California.

ENCUMBRANCES TO ASSETS - The following encumbrances to the extent they are located in the state of California:

1. Pursuant to the Settlement Agreement (the "Agreement") entered into June 29, 2001 between WRC media, Inc. and it's affiliates (collectively "WRC Affiliates") and Sylvan Learning Systems, Inc. ("Sylvan"), Sylvan is committed to make two remaining payments of $135,714 and $135,716 on March 31, 2003 and June 30, 2003, into the
         Cash Account established under the settlement terms. Sylvan made the March 31, 2003 payment and Educate, Inc. will make the June 30, 2003 payment. Effective upon the Closing Date, Educate, Inc. shall assume all rights and obligations under the terms of the Agreement, including, but not limited to the terms of the Minimum Purchase Agreement appended to the Agreement.

2. Purchase of Fair Oaks, CA Sylvan Learning Center -- Pursuant to an Agreement for Purchase of Territory and Assets of Operating Sylvan Learning Center from Frank A. and Judith R. Wolfe dated July 1, 2002, Sylvan owes a third and final payment in the amount of $212,500 which is due July 1, 2003. In a simultaneous transaction, Sylvan sold this center to MLS Education, Inc., which owes Sylvan the amount of $212,500 on July 1, 2003.

3. Purchase of Chelmsford, MA Sylvan Learning Center -- Pursuant to an Agreement for Purchase of Territory and Assets of Operating Sylvan Learning Center from Chelmsford Sylvan Learning Center, Inc. dated January 8, 2003, Sylvan owes $306,653.13, payable in monthly installments due on the first of each month in the amount of $8,518.14. To date, two payments totaling $17,036.28 have been made, leaving a balance due of $289,616.85, payable by January 1, 2006. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in all equipment, machinery, fixtures, inventory and accounts receivable of the Chelmsford Center business.

4. Purchase of Vista, CA Sylvan Learning Center -- Pursuant to an Agreement for Purchase of Territory and Assets of Operating Sylvan Learning Center from Mayer Hecht dated September 30, 2002, Sylvan owes a principal amount of $300,000, plus interest at the rate of 7% per annum, payable in monthly installments of $3,483.26 due on the last day of each month. To date five payments totaling $17,416.30 have been made. Final payment is due September 30, 2012. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in all furniture, fixtures, and equipment used in connection with the Vista Center business, including the franchise agreement and territory.

5. Purchase of Merrimack, NH Sylvan Learning Center - Pursuant to an Acquisition Agreement for the Purchase of Certain Assets of Operating Sylvan Learning Center from Maine Educational Learning Systems, Inc., expected to close June 19, 2003, Sylvan owes a principal amount of $275,000.00, plus interest at Prime Rate (adjusted quarterly), payable in monthly principal installments of $4,583.34 plus accrued unpaid interest due on the same day of each month through June 2008. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in all property and general intangibles (including all payment intangibles) that are part of the "Business" as defined in the Agreement.

6. Purchase of South Portland, ME and Augusta, ME Sylvan Learning Centers - Pursuant to an Acquisition Agreement for the Purchase of Certain Assets of Operating Sylvan Learning Center from Maine Educational Learning Systems, Inc., expected to close June 19, 2003, Sylvan owes a principal amount of $375,000.00, plus interest at Prime Rate (adjusted quarterly), payable in monthly principal installments of $3,750.00 plus accrued unpaid interest due on the same day of each month through June 2008. In connection with this transaction, the parties entered into a Security Agreement, pursuant to which seller has a security interest in letter of credit rights for a letter of credit to be issued by Educate, Inc. Sylvan anticipates closing the sale of these centers to MW Educational Services, Inc., which will make a Promissory Note to Sylvan in the principal amount of $375,000.00 plus interest with a maturity date of July 15, 2008. Principal amounts are estimates subject to adjustment at closing.

7. In connection with the above transaction, Sylvan has made a Guaranty of Lease for the Sylvan Learning Center premises at 20 Atlantic Place, South Portland, Maine. The lease and the Guaranty expire on January 7, 2005.